EXHIBIT 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of the 30th of November 2014, between New Opportunity Business Solutions, Inc, a private corporation ("New Opportunity") and Success Holding Group International, Inc., a publicly traded corporation (the “Company).

WHEREAS Brian Kistler ("Kistler") is the President of the Company and the president of New Opportunity, and facilitated the introduction and consummation of that certain definitive acquisition and stock exchange agreement dated November 10, 2014 (the "Acquisition Agreement") among Freedom Energy Holdings Inc. ("Freedom Energy") and the Company;

WHEREAS pursuant to the terms and provisions of the Acquisition Agreement, the Company acquired from Kistler 550 shares of common stock (representing a 55% equity interest) in Launch TV Network Company, a Virginia corporation ("Launch TV Network"), in exchange for the issuance of 500,000 shares of its restricted common stock to Kistler;

WHEREAS as a reward for introducing and consummating the acquisition of the equity interest in Launch TV Network, the Company desires to grant to Kistler, through New Opportunity, an option with registration rights to purchase 500,000 shares of the Company's common stock at a per share price of $5.00 (the "Option");

WHEREAS the Option will expire three years from the date of this Agreement;

THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Option. In consideration of the introduction and consummation of the Acquisition Agreement, the Company hereby grants to New Opportunity an option to purchase up to 500,000 shares of the Company's common stock at a per share price of $5.00 (the "Option").

2. Option Period. The Option shall be effective during the period commencing on the date hereof (November 30, 2014), and ending three years later (the "Option Period").

3. Exercise of Option. New Opportunity may exercise the Option from time to time in part or in whole at a price of $5.00 per share. If New Opportunity elects to exercise the Option, New Opportunity shall serve upon the Company written notice of the exercise together with payment for the respective number of shares by addressing such notice to the Company at its principal place of business. If New Opportunity exercises in whole or in part this Option, the Company shall acknowledge such written notice and cause to be issued to New Opportunity a certificate evidencing the number of shares so exercised. If the Company shall fail to execute and deliver the shares of common stock, New Opportunity is hereby irrevocably granted the power coupled with an interest to execute such instruments and to take such other steps and proceedings as may be necessary in connection therewith to issue such shares.

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4. Representations and Warranties of the Company. The Company makes the following representations and warranties:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any further notice to, make any filing with, or obtain any further authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

5. Representations and Warranties of New Opportunity. New Opportunity makes the following representations and warranties:

(a) New Opportunity has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the New Opportunity, enforceable in accordance with its terms and conditions. New Opportunity need not give any further notice to, make any filing with, or obtain any further authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b) New Opportunity acknowledges that the fair market value of the Company's common stock may change. The Company may engage in a transaction at any time that may affect the value of the Company's common stock. New Opportunity bears the sole risk that a future transaction could decrease the value of the Company's common stock and therefore the value of this Option.

(c) New Opportunity acknowledges that the shares have not been registered under the Securities Act of 1933 and shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

6. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof, with the exception of the Acquisition Agreement.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

New Opportunity Business Solutions Inc.

Date: November 30, 2014	By:	/s/ Brian Kistler
Brian Kistler
President

Success Holding Group International Inc.

Date: November 30, 2014	By:	/s/ Chi Jui (Chris) Hong
Chi Jui (Chris) Hong
Chief Executive Officer

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